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                                                                    EXHIBIT 23.2

     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4 No. 333-      ) to be filed on or about October
16, 1997, and related Joint Proxy of National Semiconductor Corporation and Cyrix Corporation for the registration of National Semiconductor Corporation common stock and to the incorporation by reference therein of our report dated January 16, 1997, with respect to the consolidated financial statements and schedule of Cyrix Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          /s/  Ernst & Young LLP
                                               ERNST & YOUNG LLP

Dallas, Texas
October 16, 1997